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                                                             EXHIBIT 22(h)(3)(d)

                        GARTMORE VARIABLE INSURANCE TRUST
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                         (amended as of January 1, 2004)

Name of Fund

Gartmore GVIT Nationwide Fund (formerly Gartmore GVIT Total Return Fund)

Gartmore GVIT Growth Fund (formerly Capital Appreciation Fund)

Gartmore GVIT Government Bond Fund (formerly Government Bond Fund)

Gartmore GVIT Money Market Fund (formerly Money Market Fund)

Gartmore GVIT Money Market Fund II (formerly Money Market Fund II)

GVIT Small Company Fund (formerly Nationwide Small Company Fund)

J.P. Morgan GVIT Balanced Fund (formerly Nationwide Balanced Fund and J.P.
     Morgan NSAT Balanced Fund)

Comstock GVIT Value Fund (formerly Nationwide Equity Income Fund and Federated
     GVIT Equity Income Fund)

Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
     Nationwide Global 50 Fund)

Federated GVIT High Income Bond Fund (formerly Nationwide High Income Bond Fund and Federated NSAT High Income Bond Fund

Van Kampen GVIT Multi Sector Bond Fund (formerly Nationwide Multi Sector Bond
     Fund, MAS NSAT Multi Sector Bond Fund and MAS GVIT Multi Sector Bond Fund)

GVIT Small Cap Value Fund (formerly Nationwide Small Cap Value Fund)

Dreyfus GVIT Mid Cap Index Fund (formerly Nationwide Mid Cap Index Fund and
     Dreyfus NSAT Mid Cap Index Fund)

GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
     Fund and Nationwide Small Cap Growth Fund)

Nationwide GVIT Strategic Value Fund (formerly Nationwide Strategic Value Fund)

Gartmore GVIT Mid Cap Growth Fund (formerly Nationwide Strategic Growth Fund,
     Strong NSAT Mid cap Growth Fund and Strong GVIT Mid Cap Growth Fund)

Turner GVIT Growth Focus Fund (formerly Nationwide Growth Focus Fund II and
     Turner GVIT Growth Focus Fund)

Gartmore GVIT Global Technology and Communications Fund (formerly Nationwide
     Global Technology and Communications Fund II and Gartmore NSAT Global Technology and Communications Fund)

Gartmore GVIT Global Health Sciences Fund (formerly Nationwide Global Life
     Sciences Fund II and Gartmore NSAT Global Health Sciences Fund)

Gartmore GVIT Emerging Markets Fund (formerly Gartmore NSAT Emerging Markets
     Fund)

Gartmore GVIT International Growth Fund (formerly Gartmore NSAT International
     Growth Fund)

Gartmore GVIT European Leaders Fund (formerly Gartmore NSAT European Growth
     Fund)

Gartmore GVIT Global Small Companies Fund (formerly Gartmore NSAT Global Small
     Companies Fund)

Gartmore GVIT OTC Fund (formerly Gartmore NSAT OTC Fund)

Gartmore GVIT U.S. Growth Leaders Fund (formerly Gartmore GVIT U.S. Leaders
     Fund)

Gartmore GVIT Asia Pacific Leaders Fund

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Gartmore GVIT Global Financial Services Fund

Gartmore GVIT Global Utilities Fund

Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore U.S. Leaders Fund)

Gartmore GVIT Micro Cap Equity Fund

Gartmore GVIT Investor Destinations Aggressive Fund (formerly NSAT Investor
     Destinations Aggressive Fund)

Gartmore GVIT Investor Destinations Moderately Aggressive Fund (formerly NSAT
     Investor Destinations Moderately Aggressive Fund)

Gartmore GVIT Investor Destinations Moderate Fund (formerly NSAT Investor
     Destinations Moderate Fund)

Gartmore GVIT Investor Destinations Moderately Conservative Fund (formerly NSAT
     Investor Destinations Moderately Conservative Fund)

Gartmore GVIT Investor Destinations Conservative Fund (formerly NSAT Investor
     Destinations Conservative Fund)

Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore GVIT U.S. Leaders Fund)

Gartmore GVIT Micro Cap Equity Fund

Dreyfus GVIT International Value Fund

GVIT Equity 500 Index Fund

Gartmore GVIT Developing Markets Fund

Gartmore GVIT Nationwide Principal Protected Fund

Gartmore GVIT Long-Short Equity Plus Fund

Each Fund shall pay amounts not exceeding on an annual basis a maximum amount (for those Funds which have Class designations) of:

   - 25 basis points (0.25%) of the average daily net assets of the Class I, Class II or Class III shares of a Fund

   - 20 basis points (0.20%) of the average daily net assets of the Class IV shares of a Fund

   - 10 basis points (0.10%) of the average daily net assets of the Class V shares of a Fund.

The amount to be paid by each Class will be a Class expense.

For those Funds whose shares are not designated by Class, each Fund shall pay amounts not exceeding on an annual basis a maximum amount of 25 basis points (0.25%) of the average daily net assets of the total shares of each Fund.